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EXHIBIT 10.71

                 DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT,
                     FINANCING STATEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this "Deed of Trust"), dated as of August 24, 2007, given by

     PACIFIC ENERGY ALASKA OPERATING LLC ("Trustor"), a Delaware limited liability company the address of which for purposes of this Deed of Trust is set forth at the end of this Deed of Trust immediately prior to Exhibit A, (formerly known as FOREST ALASKA OPERATING, LLC, a Delaware limited liability company), to

     FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee ("Trustee"), the address of which is set forth at the end of this Deed of Trust immediately prior to Exhibit A,

     and

     SILVER POINT FINANCE, LLC ("Silver Point"), the address of which is set forth at the end of this Deed of Trust immediately prior to Exhibit A, as agent ("Agent") for the Lenders (hereinafter defined) and the Secured Parties (hereinafter defined),

                                   WITNESSETH:

WHEREAS, pursuant to that certain Second Lien Credit Agreement, dated as of August 24, 2007 (herein, as the same may be amended, modified or supplemented from time to time, called the "Credit Agreement"), among Trustor, Pacific Energy Alaska Holdings LLC("Holdings"), the various financial institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto, the various financial institutions as are, or may from time to time become, Agents under the Credit Agreement and the Agent, the Lenders have extended Commitments to make Loans to Trustor in a maximum aggregate principal amount of up to $317,000,000 which Commitments are currently scheduled to terminate no later than February 24, 2012.

WHEREAS, it is a condition precedent to the making of the Loans under the Credit Agreement that Trustor is required to execute and deliver this Deed of Trust.

WHEREAS, Trustor has duly authorized the execution, delivery and performance of this Deed of Trust.


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WHEREAS, capitalized terms not otherwise defined herein shall have the meanings attributed them in the Credit Agreement.

WHEREAS, without limiting the generality of the foregoing, for all purposes of this Deed of Trust, unless the context otherwise requires:

     "Agent" shall mean Silver Point, in its capacity under the Credit Agreement as Administrative and Collateral Agent.

     "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Loans as set forth on Schedule 2.01 of the Credit Agreement or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 of the Credit Agreement.

     "Contracts" shall mean all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, supplemented or otherwise modified from time to time.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Environmental Laws" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

     "Event of Default" shall have the meaning assigned to such term in Article VII of the Credit Agreement.


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     "Fixture Operating Equipment" shall mean any of the items described in the first sentence of the definition of "Operating Equipment" which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

     "Hazardous Materials" shall mean (a) petroleum and any petroleum products or Hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The "principal amount" of the obligations of any person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such person would be required to pay if such Hedging Agreement were terminated at such time.

     "Hedging Obligations" means the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement (a) that is in effect on the Closing Date and set forth in Schedule 1.01(a) to the Credit Agreement, (b) that is in effect on the Closing Date with a counterparty that is (i) the Agent or Syndication Agent, (ii) a Lender as of the Closing Date or (iii) an Affiliate of the Agent or Syndication Agent or any such Lender or (c) that is entered into after the Closing Date with a counterparty that is (i) the Agent or Syndication Agent, (ii) a Lender as of the date on which the Hedging Agreement is entered into or (iii) an Affiliate of the Agent or Syndication Agent or any such Lender.

     "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now owned or hereafter acquired in and to oil and gas leases, leasehold interests and licenses, oil, gas and mineral leases or other liquid or gaseous hydrocarbon licenses, leases, fee mineral interests, term mineral interests, subleases, mineral servitudes, farm-outs, royalties, overriding royalty and royalty interests, non-consent interests arising out of or pursuant to Contracts, net profit interests, net revenue and profit interests, oil payments, production payments, production payment interests and similar interests and estates, including all reserved or residual interests of whatever nature and all reversionary or carried interests relating to any of the foregoing. Unless otherwise indicated herein, each reference to the term "Hydrocarbon Interests" shall mean Hydrocarbon Interests of Trustor.


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     "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel and all products refined, separated, settled or dehydrated therefrom.

     "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of August 24, 2007, among the Silver Point, the First Lien Agent, Holdings and the Trustor.

     "lands described in Exhibit A" shall include any lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference to another instrument or document, and shall also include any lands now or hereafter unitized or pooled with lands which are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference.

     "Lenders" shall mean the persons listed on Schedule 2.01 to the Credit Agreement and any other person that has become a party to the Credit Agreement pursuant to an Assignment and Acceptance, other than any such person that ceases to be a party to the Credit Agreement pursuant to an Assignment and Acceptance.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean the Credit Agreement, the Security Documents and the promissory notes, if any, executed and delivered pursuant to
     Section 2.03(e) of the Credit Agreement.

     "Loans" shall mean the term loans made by the Lenders to Trustor pursuant to Section 2.01 of the Credit Agreement.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of Holdings and its subsidiaries, taken as a whole, (b) a material impairment of the ability of Trustor or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.


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     "Mortgaged Properties" shall mean the properties, rights and interests hereinafter described and defined as the Mortgaged Properties on the attached Exhibit A.

     "Obligations" means (a) the due and punctual payment by Trustor of (i) the principal of, premium (if any) and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and
     (ii) all other monetary obligations of Trustor to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of Trustor under or pursuant to the Credit Agreement and each of the other Loan Documents to which it is a party and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to the Security Documents and each of the other Loan Documents to which they are a party.

     "Oil and Gas Properties" shall mean (a) Hydrocarbon Interests, (b) properties and assets now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all currently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other Contracts, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties and assets in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties and assets, rights, titles, interests and estates described or referred to above, including any and all properties and assets, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or properties and assets (excluding drilling rigs, automotive equipment, rental equipment or other personal property or assets which may be on such premises for the purpose of drilling a well or for other similar temporary


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     uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term "Oil and Gas Properties" shall mean Oil and Gas Properties of Trustor.

     "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other properties and assets of whatsoever kind or nature now or hereafter located on any of the properties or assets affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. "Operating Equipment" shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain persona] property under the laws of the State in which such equipment is located.

     "ORRI" shall mean the overriding royalty interest carved out of each Oil and Gas Property as defined in and pursuant to the terms of the Conveyance Of Overriding Royalty Interest filed and recorded either before or after this Deed of Trust.

     "Real Property" shall mean, collectively, all right, title and interest of Trustor in and to any and all parcels of real property owned, leased or operated by Trustor together with all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof, including all Oil and Gas Properties that constitute real property.

     "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.


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     "Secured Obligations" shall have the meaning set forth in Section 1.2 hereof.

     "Secured Parties" shall mean (a) the Lenders, (b) the Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and permitted assigns of each of the foregoing.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the States of New York, Delaware, and Alaska (insofar as the same may be applicable) and the terms "Accounts", "Account Debtor", "As-Extracted Collateral", "Chattel Paper", "Contract Rights", "Deposit Accounts", "Documents", "General Intangibles", "Goods", "Equipment", "Fixtures", "Inventory", "Instruments", and "Proceeds" shall have the respective meanings assigned to such terms in the Uniform Commercial Code.

NOW, THEREFORE, Trustor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, does hereby GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, PLEDGE AND HYPOTHECATE, TRANSFER AND CONVEY unto the Trustee, in trust, with a POWER OF SALE, for the use and benefit of the Agent, for itself and as agent for the Secured Parties, all Trustor's right, title, and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights, and interests that are located in (or cover properties located in) the State of Alaska or which are located within (or cover properties located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of Alaska are applicable with respect to this Deed of Trust and/or the liens or security interests created hereby (the "Deed of Trust Mortgaged Properties"); and, insofar as such properties, rights and interests consist of As-Extracted Collateral, Equipment, General Intangibles, Accounts, Contract Rights, Inventory, Fixtures, Proceeds of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect from time to time in the appropriate jurisdiction with respect to each of said properties, rights and interests) (the "Other Mortgaged Properties"), Trustor hereby grants to the Agent, for itself and as agent for the Secured Parties, a security interest therein to the full extent of Trustor's legal and beneficial interest therein, now owned or hereafter acquired, namely:

     (a) the lands described in Exhibit A, the Oil and Gas Properties, and the fee, mineral, leasehold, royalty, overriding royalty, easement, right-of-way, and other interests which are described or referred to in Exhibit A,

     (b) the presently existing and hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions or other official acts of any federal, state or other governmental agency having jurisdiction)


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          which are specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A,

     (c) the Hydrocarbons which are in, under, upon, produced or to be produced from or which are attributed or allocated to the lands described in Exhibit A,

     (d)  the Contracts,

     (e)  the Fixture Operating Equipment and the Operating Equipment,

     (f) without duplication of any other provision of this granting clause, Equipment, Fixtures and other Goods necessary or used in connection with, and As-Extracted Collateral, Fixtures, Inventory, Accounts, General Intangibles, Contract Rights, Chattel Paper, Deposit Accounts, Documents, Instruments and Proceeds arising from, or relating to, the properties and other interests described in Exhibit A, and

     (g) any and all liens and security interests in Hydrocarbons securing the payment of proceeds from the sale of Hydrocarbons, including but not limited to those liens and security interests provided for in AS 45.29.319;

     together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and, to the extent permitted by the terms of any instrument creating the same, all contracts, options, nominee agreements, unitization or pooling agreements, operating agreements and unit operating agreements, processing agreements, farm-in agreements, farmout agreements, joint venture agreements, partnership agreements (including mining partnerships), exploration agreements, bottom hole agreements, dry hole agreements, support agreements, acreage contribution agreements, surface use and surface damage agreements, net profits agreements, production payment agreements, Hedging Agreements, insurance policies, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, rights-of-way, franchises,


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     bonds, easements, surface leases, permits, licenses, tenements, hereditaments, appurtenances, concessions, occupancy agreements, privileges, development rights, condemnation awards, claims against third parties, royalties, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid items (a) through (g), inclusive, in this granting clause mentioned, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other properties, rights and interests) which Trustor might at any time have or be entitled to, all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien and security interest of this Deed of Trust by means of supplements hereto, being hereinafter called the "Mortgaged Properties".

Subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A), (ii) the assignment of production contained in Article III hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 3.7 hereof, and (iii) the condition that none of the Trustee, the Agent, or any of the other Secured Parties shall be liable in any respect for the performance of any covenant or obligation (including without limitation measures required to comply with Environmental Laws) of Trustor in respect of the Mortgaged Properties.

TO HAVE AND TO HOLD (a) the Deed of Trust Mortgaged Properties unto the Trustee for the benefit of the Agent, for itself and as agent for the Secured Parties, and (b) the Other Mortgaged Properties unto the Agent, for itself and as agent for the Secured Parties, forever to secure the payment of the Secured Obligations and to secure the performance of the obligations of Trustor herein contained. The Mortgaged Properties are to remain so specially mortgaged, affected and hypothecated unto and in favor of the Agent to secure payment of the Secured Obligations (including the performance of the obligations of Trustor herein contained) until full and final payment or discharge of the Secured Obligations.

Trustor, in consideration of the premises and to induce the Lenders to make the Loans to Trustor, hereby covenants and agrees with Trustee and the Agent, for itself and for the Secured Parties, as follows:


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                                    ARTICLE 1
                               Secured Obligations

1.1 Obligations Secured. The following items of indebtedness are secured hereby:

     A. All Obligations (including all future advances, if any, to be made under the Credit Agreement by the Lenders), and all other obligations and liabilities of Trustor and the other Loan Parties under the Credit Agreement and the other Loan Documents;

     B. Any sums advanced or expenses or costs incurred by the Trustee, the Agent or any of the Secured Parties (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed;

     C. Any and all other indebtedness of Trustor to any Lender or any Affiliate of such Lender now or hereafter owing whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising including, without limitation, all Hedging Obligations arising under Hedging Agreements; and

     D. Any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (A) through (C) above, whether or not Trustor executes any extension agreement or renewal instrument.

1.2 Secured Obligations Defined. All the above obligations are hereinafter collectively referred to as the "Secured Obligations".

1.3 Limit on Principal Amount of Secured Obligations Secured. Notwithstanding any provision of this Deed of Trust to the contrary, but subject to the Intercreditor Agreement, the maximum principal amount of the Secured Obligations secured hereby (including without limitation as a mortgage and as a collateral assignment) shall not exceed $600,000,000 (including without limitation any expenses, advances or costs incurred by Lenders). The maturity of the Secured Obligations at the time of execution of this Deed of Trust is no later than February 24, 2012.

1.4 Subordination of Deed of Trust. The lien of this Deed of Trust shall be subordinate to any sale, conveyance, assignment, mortgage, or other disposition of an ORRI. The Deed of Trust and the indebtedness secured by the Deed of Trust is and shall be subordinated in all respects to any ORRI granted to , and it is agreed that the ORRI shall be and remain, at all times, prior and superior to the lien of this Deed of Trust.


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                                   ARTICLE II
                 Particular Covenants and Warranties of Trustor

2.1 Certain Representations and Warranties. Trustor represents and warrants to the Trustee, the Agent and the other Secured Parties that, as of the date of this Mortgage, (a) the Oil and Gas Properties described in Exhibit A hereto are valid, subsisting leases, superior and paramount to all other Oil and Gas Properties respecting the properties to which they pertain except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, (b) all producing wells located on the lands described in Exhibit A have been drilled, operated and produced in conformity with all applicable laws, statutes, rules or regulations, except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, and are subject to no penalties on account of past production which could reasonably be expected to have a Material Adverse Effect, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in Exhibit A except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, (c) the Mortgaged Properties are free from all encumbrances or liens whatsoever, except as may be specifically set forth in Exhibit A or as permitted by Section 6.02 of the Credit Agreement, and (d) the cover page to this Deed of Trust lists the correct legal name of Trustor and Trustor is not now known by any trade name. Trustor will warrant and forever defend the Mortgaged Properties unto the Trustee or the Agent, as applicable, against every person whomsoever lawfully claiming the same or any part thereof (subject, however, to The Liens permitted by Section 6.02 of the Credit Agreement), and Trustor will maintain and preserve the Lien hereby created so long as any of the Secured Obligations remains unpaid.

2.2 Operation of the Mortgaged Properties. So long as the Secured Obligations or any part thereof remains unpaid, and whether or not Trustor is the operator of the Mortgaged Properties, Trustor shall, at Trustor's own expense:

     A. Cause to be paid, promptly as and when due and payable, all rentals and royalties (including shut-in royalties) payable in respect of the Mortgaged Properties, including payments into suspense accounts if appropriate, and all expenses incurred in or arising from the operation or development of the Mortgaged Properties except for those amounts being contested by Trustor in good faith in such manner as not to jeopardize the rights of the Trustee, the Agent and the other Secured Parties in and to the Mortgaged Properties; and

     B. Notwithstanding anything in this Section to the contrary, as to any of the Mortgaged Properties which is a working interest operated by a person other than Trustor, Trustor agrees to take all such action and to exercise all rights as are commercially feasible and reasonably available to Trustor (including, but not limited to, all rights of Trustor under any operating agreement) to cause the operator of such property to comply with the covenants and agreements contained herein.


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2.3 Recording, etc. Trustor will promptly, and at Trustor's expense, record, register, deposit and file this Deed of Trust and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be reasonably necessary to preserve, protect and renew the Lien hereof as a lien on and prior perfected security interest to all other security interests other than the Lien granted pursuant to the First Lien Credit Agreement, subject to Liens permitted by Section 6.02 of the Credit Agreement, in real or personal property, as the case may be, and the rights and remedies of the Trustee, the Agent and the other Secured Parties, and otherwise will do and observe all things or matters reasonably necessary or expedient to be done or observed by reason of any law or regulation of any state or of the United States of America or of any other Governmental Authority, for the purpose of effectively creating, maintaining and preserving the Lien on and in the Mortgaged Properties.

                                   ARTICLE III
                       Assignment of Production and Leases

3.1 Assignment. As further security for the payment of the Secured Obligations, Trustor hereby transfers, assigns, warrants and conveys to the Agent, for itself and as agent for the Secured Parties, effective as of the Closing Date, at 7:00 A.M., local time, all Hydrocarbons which are thereafter produced from and which accrue to the Mortgaged Properties (the "Production"), and all Proceeds therefrom. During the continuance of an Event of Default, Trustor authorizes and empowers the Agent to demand, collect, receive and receipt for all Production and Proceeds. TRUSTOR IRREVOCABLY APPOINTS THE AGENT AS THE AGENT AND ATTORNEY-IN-FACT OF TRUSTOR, FOR THE PURPOSE OF EXECUTING ANY TRANSFER ORDERS, PAYMENT ORDERS, DIVISION ORDERS, RECEIPTS, RELEASES OR OTHER INSTRUMENTS (COLLECTIVELY, "RECEIPTS") THAT THE AGENT DEEMS REASONABLY NECESSARY IN ORDER FOR THE AGENT TO DEMAND, COLLECT, RECEIVE AND RECEIPT FOR PRODUCTION AND PROCEEDS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. In addition, Trustor agrees that, upon the Agent's request, Trustor shall promptly execute and deliver to the Agent such Receipts as the Agent may deem reasonably necessary in connection with the payment and delivery directly to the Agent of all Production and Proceeds and to effectuate the purposes of this paragraph. All parties producing, purchasing or receiving any Production or having Production or Proceeds in their possession for which they or others are accountable to the Agent by virtue of the provisions of this Article III are authorized and directed to treat and regard the Agent as the assignee and transferee of Trustor and entitled in Trustor's place and stead to receive Production and Proceeds; and said parties and each of them shall be fully protected in so treating and regarding the Agent and shall be under no obligation to see to the application by the Agent of any Production or Proceeds received by it. Notwithstanding the foregoing, the Agent, for itself and as agent for the Secured Parties, has agreed not to exercise its right to directly receive delivery of Production and payment of Proceeds immediately. Rather, each party producing, purchasing or receiving Production may continue to make such deliveries or payments to Trustor until such time as such party has received notice from the Agent that an


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

Event of Default has occurred and is continuing and that such party is directed to make delivery or payment directly to the Agent.

3.2 Assignment of Leases. Trustor absolutely and unconditionally assigns, transfers, sets over and conveys to Beneficiary the Mortgaged Properties, including, without limitation, the Oil and Gas Properties and all existing and future leases, subleases, tenancies, subtenancies, licenses, contracts, contract rights, and occupancy and all other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Mortgaged Properties, together with any extension, renewal, or replacement of the same. This assignment includes all present and future leases and present and future agreements and is effective without further or supplemental assignment, except as may be required by any Governmental Authority.

3.3 License to Collect. Beneficiary hereby grants to Trustor an exclusive license, revocable upon occurrence of an Event of Default, to possess, use, and enjoy the Mortgaged Properties and to coiled and retain the proceeds of and from the Mortgaged Properties, unless and until an Event of Default occurs.

3.4 Application of Proceeds. All payments received by the Agent pursuant to this
Article III shall be applied in the manner set forth in Section 4.01 of the Intercreditor Agreement.

3.5 No Liability of the Agent in Collecting. The Agent is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Agent under this Article) and from all other responsibility in connection therewith, except the responsibility to account to Trustor for funds actually received.

3.6 Assignment Not a Restriction on the Agent's Rights. Nothing herein contained shall detract from or limit the absolute obligation of Trustor to make payment of the Secured Obligations regardless of whether the proceeds assigned by this Article would be sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Obligations.

3.7 Status of Assignment. Notwithstanding the other provisions of this Article and in addition to the other rights hereunder, the Trustee, the Agent or any receiver appointed in judicial proceedings for the enforcement of this Deed of Trust shall have the right to receive all of the Production and Proceeds after the Secured Obligations have been declared due and payable and to apply all of said proceeds as provided in Section 3.4 hereof. Upon any sale of the Mortgaged Properties or any part thereof pursuant to Article V, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article.

3.8 Indemnity. Trustor shall indemnify the Trustee, the Agent and the other Secured Parties, and all of the Related Parties of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the assertion, either before or after the payment in full of the Secured Obligations, that any Indemnitee received Production or Proceeds claimed by third persons, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT, EXCEPT AS PROVIDED BY LAW TO THE CONTRARY, EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL). All amounts due under this
Section 3.8 shall be payable not later than thirty (30) days after written demand therefor. The obligations of Trustor as herein set forth in this Section
3.8 shall survive the release, termination, foreclosure or assignment of this Deed of Trust or any sale hereunder.

3.9 Rights Under Statutes. Trustor hereby appoints the Agent as its attorney-in-fact to pursue any and all lien rights of Trustor to liens and security interests in the Mortgaged Properties securing payment of Production and Proceeds attributable to the Mortgaged Properties, including, but not limited to, those liens and security interests provided for by AS 45.29.319. Trustor further hereby assigns to the Agent any and all such liens, security interests, financing statements, or similar interests of Trustor attributable to its interests in the Mortgaged Properties and Production and Proceeds therefrom arising under or created by said statutory provision, judicial decision, or otherwise.

                                   ARTICLE IV
                                Events of Default

4.1 Events of Default Hereunder. The occurrence of an Event of Default under the terms and provisions of the Credit Agreement and the continuance of such Event of Default for the applicable period of grace, if any, shall be an "Event of Default" hereunder.


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

                                    ARTICLE V
                           Enforcement of the Security

5.1 Power of Sale and Foreclosure of Real Property Constituting a Part of the Mortgaged Properties.

     During the continuation of an Event of Default, the Trustee shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as it may elect, the real property constituting a part of the Deed of Trust Mortgaged Properties, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers, without any covenant or warranty, express or implied. The Trustee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Trustee may make other and successive sales until all of the trust estate be legally sold.

     Notice of any such sale shall be given as required by law, after the completion of which the Trustee, without demand on Trustor, shall sell said portion of the Deed of Trust Mortgaged Properties in Anchorage, Alaska (or at such location as may be permitted by law if Anchorage is not permitted to be the point of sale), at the place provided by law at the time fixed by the Trustee in said notice of sale, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest and best cash bidder. In conformity with Section 5.6 hereof, the Agent shall have the right to make an offset bid without cash in an amount not in excess of the balance owed by Trustor at the time of the sale, including any sums expended by the Agent and the Trustee under this Deed of Trust with interest, attorneys' fees, and costs of sale. The Trustee may postpone sale of all or any portion of said property by public announcement at such time and place of sale and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. The Trustee shall deliver to the purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. After deducting all allowable costs, fees, and expenses of the Trustee in connection with the sale, the Trustee shall apply the proceeds of sale as set forth in Section 5.9 hereof. Nothing contained herein shall be construed to limit the right of the Agent to foreclose this Deed of Trust by judicial action. The Agent shall further be entitled to bring an action upon any or all of the Secured Obligations without attempting to foreclose this Deed of Trust either by judicial action or by exercise of the power of sale.

5.2 Rights of the Trustee and the Agent with Respect to Personal Property Constituting a Part of the Mortgaged Properties. During the continuation of an Event of Default, the Agent will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code or similar statute in force in any other state to the extent the same is applicable law, including, but not limited to, the right to take possession of all personal property constituting a part of the

Mortgaged Properties and for this purpose the Agent may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom. The Agent may require Trustor to assemble such personal property to the extent feasible and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to all parties. Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give Trustor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to Trustor at the address shown below the signatures at the end of this Deed of Trust (or at such other address for notice hereafter designated by Trustor in conformity with the Credit Agreement) at least ten (10) days before the time of the sale or disposition.

5.3 Rights of the Trustee with Respect to Fixtures Constituting a Part of the Mortgaged Properties. During the continuation of an Event of Default, the Trustee or the Agent, as applicable, may elect to treat the fixtures constituting a part of the Mortgaged Properties as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.

5.4 Judicial Proceedings. The Trustee, with respect to the Deed of Trust Mortgaged Properties, and the Agent, with respect to the Other Mortgaged Properties, in lieu of or in addition to exercising any power of sale herein given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Properties, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Properties, or for the enforcement of any other appropriate legal or equitable remedy.

5.5 Possession of the Mortgaged Properties. It shall not be necessary for the Trustee or the Agent to have physically present or constructively in their possession at any sale held by the Trustee, the Agent, or by any court, receiver or public officer any of the Mortgaged Properties; and Trustor shall deliver to the purchasers at such sale on the date of sale the Mortgaged Properties purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Properties, then the title and right of possession to the Mortgaged Properties shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

5.6 Certain Aspects of a Sale. The Agent and any Secured Party shall have the right to become the purchaser at any sale made pursuant to this Article V, but only the Agent shall have the right to credit upon the amount of the bid made therefor the amount payable to the Secured Parties out of the net proceeds of such sale. To the extent permitted by applicable law, recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the Secured Obligations, after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

5.7 Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

5.8 Effect of Sale. Any sale or sales of the Mortgaged Properties, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of Trustor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Trustor, and Trustor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Trustor or Trustor's successors or assigns. Nevertheless, Trustor, if requested by the Agent or the Trustee to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

5.9 Application of Proceeds. The proceeds of any sale of the Mortgaged Properties, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied in the manner set forth in Section 4.01 of the Intercreditor Agreement.

5.10 Trustor's Waiver of Appraisement, Marshaling and Other Rights. Trustor agrees, to the full extent that Trustor may lawfully so agree, that Trustor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Properties or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; Trustor, for Trustor and all who may claim through or under Trustor, so far as Trustor or those claiming through or under Trustor now or hereafter lawfully may, hereby waives the benefit of all such laws. Trustor, for Trustor and all who may claim through or under Trustor, waives, to the extent that Trustor may lawfully do so, any and all right to have the Mortgaged Properties marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Trustee, the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Properties as an entirety. Trustor, for Trustor and all who may claim through or under Trustor, further waives, to the full extent that Trustor may lawfully do so, any requirement for posting a receiver's bond or replevin bond or other similar type of bond if the Trustee or the Agent commence an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Properties. If any law in this paragraph referred to and now in force, of which Trustor or Trustor's successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph.

5.11 Costs and Expenses. All costs and expenses (including attorneys' fees) incurred by the Trustee, the Agent or the other Secured Parties in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by Trustor to the party incurring such costs and expenses and shall draw interest at the applicable rate specified in the Credit Agreement until paid, all of which shall constitute a portion of the Secured Obligations.

5.12 Operation of the Mortgaged Properties by the Trustee or the Agent. Upon the occurrence of an Event of Default and in addition to all other rights herein conferred on the Trustee and the Agent, the Trustee, with respect to the Deed of Trust Mortgaged Properties, or the Agent, with respect to the Other Mortgaged Properties, (or any person, firm or corporation designated by the Trustee or the Agent) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Properties, and to exclude Trustor, and Trustor's agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that Trustor shall be at the time entitled and in its place and stead. The Trustee or the Agent, or any person, firm or corporation designated by the Trustee or by the Agent, may operate the same without any liability to Trustor in connection with such operations, except to use ordinary care in the operation of such properties, and the Trustee or the Agent or any person, firm or corporation designated by the Trustee or the Agent, shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of Trustor with respect to the Mortgaged Properties. When and if the expenses of such operation and development (including costs of unsuccessful work- over operations or additional wells) have been paid and the Secured Obligations paid, said properties shall, if there has been no sale or foreclosure, be returned to Trustor.

                                   ARTICLE VI
                            Miscellaneous Provisions

6.1 Pooling and Unitization. Trustor shall have the right, and is hereby authorized, to pool or unitize all or any part of any tract of land described in Exhibit A, insofar as relates to the Mortgaged Properties, with adjacent lands, leaseholds and other interests, when, in the reasonable judgment of Trustor, it is necessary, advisable or desirable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Properties affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in a uniform manner consistently applied. Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas. The interest of Trustor in any such unit attributable to the Mortgaged Properties (or any part thereof) included therein shall become a part of the Mortgaged Properties and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of Trustor therein were specifically described in Exhibit A.

6.2 Successor Trustee. Any Trustee may resign in writing addressed to the Agent or may be removed at any time with or without cause by an instrument in writing duly executed by the Agent. In case of the death, resignation or removal of a Trustee, one or more successor Trustee may be appointed by the Agent by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee, all the estate and title of the prior Trustee in the Mortgaged Properties, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee from time to time acting hereunder.

6.3 Actions or Advances by the Agent, the Secured Parties or the Trustee. Each and every covenant herein contained shall be performed and kept by Trustor solely at Trustor's expense. If Trustor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, the Agent, the Trustee, any Secured Party or any receiver appointed hereunder, may, but shall not be obligated to, take action and/or make advances to perform the same in Trustor's behalf, and Trustor hereby agrees to repay the reasonable expense of such action and such advances upon demand plus interest at the applicable rate specified in the Credit Agreement until paid. No such advance or action by the Agent, the Trustee, any Secured Party or any receiver appointed hereunder shall be deemed to relieve Trustor from any default hereunder.

6.4 The Mortgaged Properties to Revert; Release of this Deed of Trust. If the Secured Obligations shall be paid in full in cash and all of the Commitments have been terminated, then this Deed of Trust shall terminate and, to the extent applicable under local law, all of the Mortgaged Properties shall revert to Trustor and the entire estate, right, title and interest of the Trustee and the Agent and the other Secured Parties granted hereunder shall thereupon cease; and the Trustee and the Agent (for itself and as agent for the Secured Parties) in such case shall, upon the request of Trustor and at Trustor's cost and expense, deliver to Trustor proper instruments in recordable form acknowledging satisfaction of this Deed of Trust.

6.5 Renewals, Amendments and Other Security. Renewals and extensions of the Secured Obligations may be given at any time and amendments may be made to agreements (other than this Deed of Trust) relating to any part of such Secured Obligations or the Mortgaged Properties and the Trustee and the Secured Parties may take or may now hold other security for the Secured Obligations, all without notice to or consent of Trustor. The Trustee or the Secured Parties may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Deed of Trust, which shall continue as a Lien upon and prior perfected security interest, subject to Liens permitted by
Section 6.02 of the Credit Agreement, in the Mortgaged Properties not expressly released until the Secured Obligations are fully paid.

6.6 Deed of Trust as Assignment, etc. This Deed of Trust shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof.

6.7 Unenforceable or Inapplicable Provisions. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Properties is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

6.8 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee, the Agent or the other Secured Parties under this Deed of Trust shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee, the Agent or the other Secured Parties, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee, the Agent or the other Secured Parties in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

6.9 Waiver by the Trustee. Any and all covenants in this Deed of Trust may from time to time be waived by instrument in writing signed by the Trustee and the Agent to such extent and in such manner as the Required Lenders may desire, but no such waiver shall ever affect or impair either the Trustee's, the Agent's or the other Secured Parties' rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument.

6.10 Action by Individual Trustee. Any Trustee (including any successor Trustee) from time to time serving hereunder shall have the absolute right, acting individually, to take any action and to exercise any right, remedy, power, privilege or authority conferred upon Trustee.

6.11 No Partnership. Nothing contained in this Deed of Trust is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association among Trustor, the Trustee, the Agent, the other Secured Parties and their respective Affiliates, or in any way as to make the Agent, the other Secured Parties or the Trustee co-principals with Trustor with reference to the Mortgaged Properties, and any inferences to the contrary are hereby expressly negated.

6.12 Successors and Assigns. This Deed of Trust is binding upon Trustor, Trustor's successors and assigns, and shall inure to the benefit of the Trustee, its or his successors, and the Agent and the other Secured Parties and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

6.13 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

6.14 Execution in Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto which describe properties situated in recording districts other than the recording district in which such counterpart is to be recorded or filed may have been omitted. Complete copies of this Deed of Trust containing the entire Exhibit A have been retained by Trustor and the Agent.

6.15 Special Filing as Financing Statement. This Deed of Trust shall likewise be a Security Agreement and a Financing Statement. This Deed of Trust shall be filed for record, among other places, in the real estate records of each recording district in which any portion of the real property covered by the Oil and Gas Properties described in Exhibit A hereto is situated, and, when filed for record in such recording districts shall be effective as a financing statement covering (1) fixtures located or to become located on the Oil and Gas Properties and (2) oil, gas and other minerals extracted from the Oil and Gas Properties (and accounts arising from the sale of said oil, gas and other minerals) at the wellheads of wells located now or hereafter on the lands described in Exhibit A hereto. At the option of the Agent, a carbon, photographic or other reproduction of this Deed of Trust or of any financing statement covering the Mortgaged Properties or any portion thereof shall be sufficient as a financing statement and may be filed as such.

6.16 Notices. Except as otherwise expressly provided herein, any notice, request, demand or other instrument which may be required or permitted to be given or served upon Trustor shall be sufficiently given when given to Trustor in care of Trustor in accordance with
Section 9.01 of the Credit Agreement.

6.17 Reliance. Notwithstanding any reference herein to the Credit Agreement or any Hedging Agreement, no party shall have any obligation to inquire into the terms or conditions of any such documents and all parties shall be fully authorized to rely upon any statement, certificate, or affidavit of the Agent or any future holder of any portion of the indebtedness evidenced by the Credit Agreement and the other Loan Documents as to the occurrence of any event such as the occurrence of any Event of Default.

6.18 No Liability for Trustee. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE'S NEGLIGENCE), EXCEPT FOR THE TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by them hereunder.

6.19 GOVERNING LAW. THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ALASKA.

6.20 NO UNWRITTEN ORAL AGREEMENTS. THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.21 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent, for the benefit of the Secured Parties, pursuant to this Deed of Trust and the exercise of any right or remedy by the Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Deed of Trust, the provisions of the Intercreditor Agreement shall control.

6.22 Acceptance. The Agent has not signed this Deed of Trust but its acceptance, on behalf of the Secured Parties, is evidenced by the execution and delivery of the Credit Agreement.

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                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                      SIGNATURES APPEAR ON SUBSEQUENT PAGES

IN WITNESS WHEREOF, this Deed of Trust is executed and delivered on the date first set forth above.

                                        PACIFIC ENERGY ALASKA OPERATING LLC


                                        By: /s/ Darren Katic
                                            ------------------------------------
                                      Name:
                                        Title:


STATE OF COLORADO   )
                    )   ss.
COUNTY OF DENVER    )

THIS CERTIFIES that on the 24th day of August, 2007, the foregoing instrument was acknowledged before me by Darren Katic, President of PACIFIC ENERGY ALASKA OPERATING LLC, a Delaware limited liability company, on behalf of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                        /s/ Deborah S. Pottenger
                                        ----------------------------------------
                                        Notary Public in and for Colorado
                                        My commission expires 5-11-2008

        [SEAL]

Deborah S. Pottenger
    Notary Public
  State of Colorado
My Commission Expires:
     May 11, 2008

DEED OF TRUST
Counterpart Signature Page

The name and mailing address of Trustor is:

PACIFIC ENERGY ALASKA OPERATING, LLC
Attention: Darren Katic, President
111 West Ocean Blvd., Suite 1240
Long Beach, CA 90802
Facsimile: (562)-628-l536

     with a copy to:

Rutan & Tucker, LLP
Attention: James B. O'Neal, Esq.
611 Anton Blvd., 14th Floor
Costa Mesa, CA 92626
Facsimile: (714) 546-9035

The name and mailing address of the Trustee is:

FIRST AMERICAN TITLE INSURANCE COMPANY
3035 C Street
Anchorage, AK 99503

The name and mailing address of the Agent is:

Silver Point Finance, LLC (Borrowings, Paydowns, Interest, Fees, Rate Settings) 2 Greenwich Plaza
Greenwich, CT 06830
Attn: Tim Skoufis
Phone: 203-542-4445
Fax: 203-286-2139
Email: bladmin@silverpointcapital.com

With a copy to:

Silver Point Finance, LLC (Financials, Credit Agreements, Amendments, Waivers, Compliance)
2 Greenwich Plaza
Greenwich, CT 06830
Attn: Melanie Gargliardo
Phone: 203-542-4269
Fax: 203-542-4550
Email: creditadmin@silverpointcapital.com